EXHIBIT 10.3

2026 ANNUAL DIRECTOR GRANT

August 13, 2026

«FirstName» «LastName»
«Company»
«Address»
«City», «State» «Zip»

Re:    Grant of Phantom Class A Shares

Dear «Salutation»:

I am pleased to inform you that you have been granted 6,150 Phantom Class A Shares as of the above date pursuant to the Plains GP Holdings, L.P. Long-Term Incentive Plan (the “Plan”). In tandem with each Phantom Class A Share granted hereby you have been granted a distribution equivalent right (a “DER”). A DER represents the right to receive a cash payment equivalent to the amount, if any, paid in cash distributions on one Class A Share of Plains GP Holdings, L.P. (“PAGP” or the “Partnership”) to the holder of such Class A Share. The terms and conditions of this grant are as set forth below.

1.Subject to the further provisions of this Agreement, your Phantom Class A Shares shall vest (become payable in the form of one Class A Share of PAGP for each Phantom Class A Share that vests) on the August 2027 Distribution Date.

2.Subject to the further provisions of this Agreement, your DERs shall be payable in cash substantially contemporaneously with each Distribution Date.

3.Immediately after the vesting of any Phantom Class A Shares, an equal number of DERs shall expire.

4.Upon any forfeiture of Phantom Class A Shares, an equal number of DERs shall expire.

5.In the event that (i) you voluntarily terminate your service on the Board of Directors (other than for Retirement) or (ii) your service on the Board of Directors is terminated by the Board (by a majority vote of the remaining Directors) for Cause (as defined in the LLC Agreement), all unvested Phantom Class A Shares (and tandem DERs) shall be forfeited as of the date service terminates.

333 Clay Street, Suite 1600 (77002) | P.O. Box 4648 | Houston, Texas 77210-4648 | (713) 646-4100

«FirstName» «LastName»    - 2 -    August 13, 2026

6.In the event your service on the Board of Directors is terminated (i) because of your death or disability (as determined in good faith by the Board), (ii) due to your Retirement, or (iii) for any reason other than as described in clauses (i) and (ii) of paragraph 5 above, all unvested Phantom Class A Shares shall immediately become nonforfeitable and shall vest in full as of the next following Distribution Date. Upon such payment, the tandem DERs associated with the Phantom Class A Shares that are vesting shall expire.

7.For the avoidance of doubt, to the extent the expiration of a DER relates to the vesting of a Phantom Class A Share on a Distribution Date, the intent is for the DER to be paid with respect to such Distribution Date before the DER expires.

    As used herein, (i) “Company” refers to PAA GP Holdings LLC, (ii) “Distribution Date” means the day in February, May, August or November in any year (as context dictates) that is 45 days after the end of a calendar quarter (or, if not a business day, the closest previous business day), (iii) “Board of Directors” or “Board” means the Board of Directors of the Company, and (iv) “Retirement” means you have provided the Chairman of the Board of the Company with written notice indicating that (a) you have retired (or will retire within the next sixty days) from full-time employment and from service as a director of the Company, and (b) excluding director positions held by you at such time, you do not intend to serve as a director of any other public company.

    Terms used herein that are not defined herein shall have the meanings set forth in the Plan or, if not defined in the Plan, in the Second Amended and Restated Agreement of Limited Partnership of Plains GP Holdings, L.P., as amended (the “Partnership Agreement”) or the Fourth Amended and Restated Limited Liability Company Agreement of PAA GP Holdings LLC (the “LLC Agreement”). By signing below, you agree that the Phantom Class A Shares and DERs granted hereunder are governed by the terms of the Plan. Copies of the Plan, the Partnership Agreement and the LLC Agreement are available upon request.

«FirstName» «LastName»    - 3 -    August 13, 2026

Please designate in the space provided below a beneficiary to receive benefits payable under this a grant in the event of your death. In addition, please execute and return a copy of this grant letter to me and retain a copy for your records.

PLAINS GP HOLDINGS, L.P.

By: PAA GP HOLDINGS LLC

By:    ____________________________________
Name:    Richard McGee
Title:    Executive Vice President

«FirstName» «LastName»

No. of Phantom Class A Shares: 6,150

Dated:

Beneficiary Designation

Primary Beneficiary Name	Relationship	Percent (Must total 100%)

Secondary Beneficiary Name	Relationship	Percent (Must total 100%)